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                                  EXHIBIT 23.2

             Consent of Independent Auditors, KPMG Peat Marwick LLP

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                                  EXHIBIT 23.2


              Independent Auditor's Consent - KPMG Peat Marwick LLP


We consent to incorporation herein by reference of our reports dated January 26, 1998, relating to the balance sheets of Corsair Communications, Inc. as of December 31, 1996 and 1997, and the related statements of operations, shareholder's equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1997, and the related schedule, which reports appear or are incorporated by reference in the December 31, 1997, annual report on Form 10-K of Corsair Communications, Inc.


                                       /s/ KPMG PEAT MARWICK LLP
                                       KPMG PEAT MARWICK LLP

San Francisco, California
July 22, 1998